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                                                                     EXHIBIT 7.1

                            AGREEMENT OF JOINT FILING

         The parties listed below agree that the Amendment No. 11 to Schedule 13D to which this agreement is attached as an exhibit, and all further amendments thereto, shall be filed on behalf of each of them. This Agreement is intended to satisfy Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in any number of counterparts, each of them shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: June 30, 2003
                                 AIMCO PROPERTIES, L.P.

                                 By:  AIMCO-GP, INC.
                                      ------------------------------------------
                                      (General Partner)

                                 AIMCO-GP, INC.

                                 APARTMENT INVESTMENT AND
                                 MANAGEMENT COMPANY

                                 INSIGNIA PROPERTIES, L.P.

                                 AIMCO/IPT, INC.

                                 By: /s/ Patrick J. Foye
                                     -------------------------------------------
                                     Executive Vice President
                                     of each of the foregoing entities